                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          BUTLER MANUFACTURING COMPANY
                                  1540 Genessee
                                (P.O. Box 419917)
                           Kansas City, Missouri 64102

                                 March 14, 2002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT


To the Stockholders:

     The Annual Meeting of Stockholders of Butler Manufacturing Company will be held at the City Stage Theater, Union Station Kansas City, 30 West Pershing Road, Kansas City, Missouri,* on Tuesday, April 16, 2002, beginning at 9:30 a.m., local time for the following purposes:

         l. To elect three directors, each for a three year term expiring in 2005; and

         2. To consider and act upon the proposed Stock Incentive Plan of 2002; and

         3. To consider and act upon the proposed 2002 Stock Option Plan for Outside Directors; and

         4. To transact such other business as may properly come before the meeting.

     Holders of common stock of record on the books of the Company at the close of business on February 20, 2002, will be entitled to vote at the meeting or any adjournment thereof. A list of stockholders of the Company as of the close of business on February 20, 2002, will be available for inspection during business hours from April 4, 2002, through the close of business on April 15, 2002, at the Company's offices at 1540 Genessee, Kansas City, Missouri and will also be available at the meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                                  By Order of the Board of Directors,



                                  John J. Holland
                                  Chairman of the Board



                                  John W. Huey
                                  Vice President, General Counsel and Secretary



                                      NOTE
                          A reception will precede the
                       Stockholder's meeting commencing at
                8:45 a.m. in the Lobby of the City Stage Theater,
                           Union Station, Kansas City.

     *Three hours free parking is available in "The Yards" parking lot at the west end, lower level of Union Station.

                                 PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders on April 16, 2002, as set forth in the preceding Notice. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to stockholders commencing March 14, 2002. A returned Proxy will not be exercised if you attend the meeting and choose to cast a ballot, or if you should otherwise give written notice of revocation at any time before it is exercised.

     Holders of common stock of record at the close of business on February 20, 2002, are entitled to vote at the meeting. As of February 20, 2002, there were 6,296,228 shares of common stock outstanding, each share being entitled to one vote. As of February 20, 2002, no shares of Class A or Class 1 Preferred Stock were issued.

     Stockholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. The matters to be submitted to the Stockholders at the meeting include the election of three directors, consideration of the Stock Incentive Plan of 2002 and consideration of the 2002 Stock Option Plan for Outside Directors. If any other matters are properly brought before the meeting, the enclosed proxy grants discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

     YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR all proposals as submitted.

                                 PROPOSAL NO. 1
                          ELECTION OF CLASS A DIRECTORS
NOMINEES.

     The Company's Board of Directors currently consist of members serving staggered three-year terms. Three Class A Directors are to be elected at this year's Annual Meeting, each for terms of three years expiring at the Annual Meeting of Stockholders for 2005. The terms of the other two classes of directors do not expire until 2003 (Class B) and 2004 (Class C). Persons elected as directors continue to hold office until their terms expire or until their successors are elected and are qualified.

     Each nominee has consented to be named and to serve if elected. All nominees are current directors. If for any reason any should not be available or able to serve, the proxies will exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company.

VOTING.

     By checking the appropriate box on your proxy card you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify in the line provided for that choice. The three nominees for director who receive the highest number of votes cast will be elected as directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES.

                                CLASS A NOMINEES
                            (TERMS WILL EXPIRE 2005)

GARY M. CHRISTENSEN

President and Chief Executive Officer, Pella Corporation; Member of the Board Governance and Compensation and Benefits Committees.

     Christensen, age 58, has been a Director since 1999. He has been President and Chief Executive Officer of Pella Corporation since 1996. Pella Corporation manufactures premium windows and doors. He joined Pella in 1990 as Senior Vice President, Sales and Marketing and was named President and Chief Operating Officer in 1994. From 1980 to 1990 he was a marketing executive for General Electric and from 1971 to 1980 was with Trane Corporation. He is a director of Pella Corporation, a director of Hon Corporation and is a member of the Policy Advisory Board, Harvard Joint Center for Housing Studies, and of the Iowa Business Council.




C. L. WILLIAM HAW

President and Chief Executive Officer of National Farms, Inc.; Chairman of the Board Governance Committee and a member of the Audit and Executive Committees.

     Haw, age 63, has been a Director since 1983. He has served as the President and Chief Executive Officer of National Farms, Inc., a diversified agricultural production company, since 1974. He is also an advisory director of Commerce Bank of Kansas City, N.A.









JOHN J. HOLLAND

Chairman and Chief Executive Officer; Chairman of the Executive Committee.

     Holland, age 51, has been a Director since 1999. He joined Butler in 1980, became Vice President-Controller in 1986, Vice President-Finance in 1990, Executive Vice President in 1998, President and Chief Executive Officer in 1999 and was elected Chairman and Chief Executive Officer in November 2001. Mr. Holland is a director of Commerce Fund, a mutual fund, a Trustee of William Jewell College, and a director of Saint Luke's Hospital, the National Association of Manufacturers, the Greater Kansas City Chamber of Commerce, the Civic Council of Greater Kansas City, and The Midwest Research Institute.

                                CLASS B DIRECTORS
                               (TERMS EXPIRE 2003)

ROBERT J. REINTJES, SR.

President and Chief Executive Officer, Geo. P. Reintjes Co., Inc.; Chairman of the Audit Committee and Member of the Compensation and Benefits and Executive Committees.

     Reintjes, age 70, has been a Director since 1994. He has been President and Chief Executive Officer of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri for over 20 years. Geo. P. Reintjes Co., Inc. is a specialty contracting firm which installs refractories in basic industries. He is also a director of Midwest Grain Products, Inc., an advisory director of Commerce Bank of Kansas City, N.A. and a trustee of the Francis Families Foundation, Midwest Research Institute and Benedictine College. He is a member of the Kansas City Crime Commission.





GARY L. TAPELLA

President and Chief Executive Officer, Rheem Manufacturing Company; Member of the Audit and Board Governance Committees.

     Tapella, age 58, has been a Director since 1998. He has been President and Chief Executive Officer of Rheem Manufacturing Company since 1991. He has been with Rheem since 1968 serving in various domestic and international operations. Rheem is a manufacturer of residential and commercial central air conditioners, gas and electric furnaces and water heaters. He is a director and past Chairman of the Gas Appliance Manufacturers Association (GAMA), a director and immediate past Chairman of the Air Conditioning and Refrigeration Institute (ARI) and past Chairman of ARI's International Committee.





WILLIAM D. ZOLLARS

Chairman, President and Chief Executive Officer, Yellow Corporation; Member of the Audit and Board Governance Committees.

     Zollars, age 54, has been a Director since 2000. He has been President of Yellow Freight Systems, Inc. since 1996 and Chairman, President and Chief Executive Officer of Yellow Corporation since 1999. Yellow Corporation is a global transportation services company. From 1994 to 1996, he was Senior Vice President of Ryder Integrated Logistics, a division of Ryder Systems, Inc., and from 1969 to 1993 was with Eastman Kodak. He is also a director of Rogers Group, Inc., ProLogis Trust, The Midwest Research Institute, National Association of Manufacturers, Heart of America United Way and the Civic Council of Greater Kansas City.

                                CLASS C DIRECTORS
                               (TERMS EXPIRE 2004)

K. DANE BROOKSHER

Chairman and Chief Executive Officer, ProLogis Trust; Chairman of the Compensation and Benefits Committee and Member of the Audit Committee.

     Brooksher, age 63, has been a Director since 1999. He has been Chairman, Trustee and Chief Executive Officer of ProLogis Trust since 1999. He joined ProLogis in 1993 as Co-Chairman, Trustee and Chief Operating Officer. ProLogis is a U.S. based real estate investment trust specializing in the acquisition, development, marketing, operation and ownership of distribution facilities and services worldwide. From 1961 to 1993, he was with KPMG Peat Marwick, last serving, prior to retirement, as the Area Managing Partner and Chicago Office Managing Partner. He also served on the KPMG Peat Marwick Board of Directors and Management Committee. Mr. Brooksher also serves on the Board of Advisors of the
J. L. Kellogg Graduate School of Management at Northwestern University.


SUSAN F. DAVIS

Corporate Vice President, Human Resources, Johnson Controls, Inc.; Member of the Audit and Compensation and Benefits Committees.

     Davis, age 48, has been a Director since 2000. She has been Corporate Vice President, Human Resources of Johnson Controls, Inc. since 1994. Johnson Controls manufactures automobile batteries, interior trim, seating products and automotive interior systems, and designs, manufactures, installs and services automated control systems for nonresidential buildings. She has been with Johnson Controls since 1983. Ms. Davis is also a director of Quanex Corporation.






RONALD E. RUTLEDGE

President; Member of the Executive Committee

     Rutledge, age 60, became a Director in November 2001. He joined Butler in 1984 as President of the Vistawall Architectural Products Group, was elected Executive Vice President in April 2001, and President in November 2001. He is a past director of the Terrell, Texas, Chamber of Commerce and the Terrell State Bank and is currently a director of the Kansas City Council for the Boy Scouts of America.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors has four standing committees: (1) the Audit Committee, (2) the Executive Committee, (3) the Board Governance Committee, formerly known as the Board Organization Committee, and (4) the Compensation and Benefits Committee. All committees consist of non-employee directors except the Executive Committee. The primary functions of the committees are described below.

     During 2001, the Board of Directors met five times and the various committees met as follows: Compensation and Benefits - four times; Audit - three times; Board Governance - one time. The Executive Committee did not meet. All current directors attended 96% of such meetings.

     Non-employee directors are paid a retainer of $20,000 per annum (all in Butler common stock) and $1,500 for attendance at each board and committee meeting and for attendance in connection with special assignments. Attendance by means of conference telephone is compensated at the rate of $1,000 per meeting. Each non-employee director serving as a Committee Chair receives an additional chair fee of $2,000 per year. Under the Director Deferred Fee Plan, non-employee directors may defer all or a portion of fees earned, which deferrals are converted into units equivalent to the value of Company common stock. Such units are adjusted to reflect dividends and, upon the director's termination, death or disability, accumulated deferrals are distributed in the form of Company common stock. Travel allowances are provided where appropriate. The Company provides $50,000 of accidental death and term life insurance for each non-employee director while the director serves as such and thereafter for those who have served more than ten years. Directors who are employees of the Company receive no director compensation.

     The Executive Committee acts for the Board of Directors upon matters requiring action before the next Board meeting.

     The Board Governance Committee, formerly the Board Organization Committee, recommends to the Board of Directors qualifications for new director nominees, candidates for nomination, the structure of Board committees, the review of director performance and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidate's background and experience.

     A description of the Compensation and Benefits Committee's responsibilities is set out under "COMPENSATION AND BENEFITS COMMITTEE", and a description of the Audit Committee's responsibilities is set out under "AUDIT COMMITTEE".

NOMINATING PROCEDURES

     The Company's Bylaws establish a procedure for the nomination of candidates for election to the Board of Directors. Nominations may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the Bylaws. Notice of proposed stockholder nominations for election of directors must be given to the Secretary not later than 90 days nor more than 120 days before the anniversary date of the last annual meeting in the case of annual meetings and, in the case of a special meeting for the election of directors, not later than the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting and of the nominees proposed by the Board of Directors is first made. The notice must contain certain information about each proposed nominee, including his/her age, business and residence addresses and principal occupation, the number of shares of capital stock of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement. Provision is also made for substitution of nominees should a designated nominee be unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with these procedures, the nomination shall be void. The advance notice requirement permits the Board to inform stockholders in a timely manner about the qualifications of the proposed nominees.

                                 PROPOSAL NO. 2
                      PROPOSED STOCK INCENTIVE PLAN OF 2002

         The Board of Directors submits to the stockholders for approval the Butler Manufacturing Company Stock Incentive Plan of 2002 (the "Plan"). The Plan was adopted by the Board of Directors on January 15, 2002, but will not become effective until approved by the stockholders. If approved by the stockholders, the Plan will provide for the granting of stock options and other stock awards to members of senior management and other key employees of the Company and any subsidiary.

         The purposes of the Plan are to allow a committee of the Board of Directors to provide stock incentives that will encourage close identity of interests between stockholders and members of senior management and other key employees and that will assist the Company in continuing to attract and retain highly qualified personnel.

         The following brief description of the material features of the Plan is qualified in its entirety by reference to the full text of the copy of the Plan attached as Exhibit A to this Proxy Statement. Capitalized terms not defined herein have the same meaning as set forth in the Plan.

SHARES RESERVED UNDER THE PLAN

         The number of shares of common stock that may be issued under the Plan for stock incentives granted during the term of the Plan is two hundred seventy-nine thousand (279,000). Shares subject to a stock incentive under the Plan that are not issued or transferred, or if, after issuance or transfer, are reacquired by the Company because the terms and conditions of the stock incentive are not fulfilled, are available for future awards. Stock Awards settled by a cash payment instead of common stock will reduce the number of shares that may be issued under the Plan; however, shares of common stock withheld by the Company pursuant to a withholding tax election, as described below under "Withholding Taxes," and shares used by Plan participants to pay the exercise price of stock incentives shall not be deemed issued under the Plan. Shares issued under stock incentives granted by the Company to employees of other corporations who become employees of the Company due to a merger or acquisition will not reduce the number of shares that may be issued under the Plan. The shares available for issuance, shares subject to outstanding stock incentives, exercise prices and other limitations in the Plan are subject to adjustment in the event of a reorganization, reclassification, split-up, consolidation, merger, or certain distributions or similar transactions related to the Company's capital stock.

         If a stock incentive is granted to induce the purchase by a Plan participant of other shares of the Company's common stock for cash at fair market value on the date of purchase, then these other shares will not be counted against the shares otherwise available for grant under the Plan. Shares issued pursuant to the applicable stock incentive, however, will reduce the number of shares available for issuance under the Plan.

         The shares issuable under the Plan may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock, including shares purchased by the Company on the open market and held as treasury shares.

         As of February 20, 2002, a total of 476,500 shares of common stock were subject to outstanding stock options granted under the Company's 1987 and 1996 Stock Incentive Plans and 118,987 shares remained available for incentive awards under the Company's 1996 Stock Incentive Plan.

PLAN ADMINISTRATION

         The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of not less than three directors designated by the Board. Unless otherwise specified by the Board, the Compensation and Benefits Committee of the Board of Directors will serve as the Committee. The Committee will have, among other powers, the power to interpret the Plan and to establish, waive, amend, or suspend rules and regulations under the Plan. Subject to the terms of the Plan, the Committee may also authorize the amendment of outstanding award agreements so long as any such amendment is consistent with the Plan and would not adversely affect the rights of the Plan participant. The Committee may not reprice or replace through cancellation any Stock Option which has been awarded to a participant. Any member of the Committee will automatically cease to be a member if he or she fails to qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule or statute at the time in effect) (the "Exchange Act"), or as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

TYPES OF AWARDS UNDER THE PLAN

         The plan permits four basics types of stock incentives: (i) stock options, which are either incentive stock options ("ISOs"), as defined by
Section 422 of the Code, or nonqualified stock options ("NQSOs"), (ii) stock appreciation rights ("Stock Appreciation Rights") granted in connection with stock options, (iii) stock awards ("Stock Awards"), and (iv) performance awards ("Performance Awards"), or a combination of any of these incentives.

         The Committee will have the sole discretion to determine the number or amount of shares, units, or other rights to be awarded to any Plan participant; provided, subject to adjustment, no executive officer of the Company may receive stock incentives under the Plan in any calendar year that relate to more than one hundred thousand (100,000) shares of common stock. Each stock incentive under the Plan will be evidenced by a written award agreement that will specify the terms and conditions of the stock incentive and any rules applicable thereto.

         STOCK OPTIONS. A stock option, which can be either an ISO or an NQSO, is the right to purchase shares of the Company's common stock at a set price for a period of time in the future. Under the Plan, the purchase price for shares must be at least 100% of their fair market value on the date of grant. "Fair Market Value" is defined in the Plan generally as the closing sale price of the Company's common stock on the date the option is granted.

         Unless otherwise determined by the Committee or permitted by the Plan, no stock option may be exercised until the expiration of six months following the date of its grant. The maximum period for exercise of a stock option is ten years from the date of the grant. The Committee can fix a shorter time for a stock option and can impose such other terms and conditions on the grant of stock options as it chooses, consistent with the Plan and with applicable laws and regulations which, with respect to ISOs, limit the size of individual grants.

         Pursuant to federal tax law and regulations, the aggregate fair market value of the stock for which an employee's ISOs granted after 1986 becomes exercisable for the first time during any calendar year is limited to $100,000. Options or portions of options that exceed this limit are treated as NQSOs.

         STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is a right granted in connection with a stock option that entitles the holder to settle all or part of the exercise price of the stock option by requesting a payment from the Company in an amount equal to the amount by which the fair market value of one share exceeds the option exercise price. Payments for Stock Appreciation Rights may be made by the Company in cash, shares of common stock having a fair market value equal to the amount of appreciation or a combination of cash and shares.

         STOCK AWARDS. A Stock Award is the grant of a right to receive shares of the Company's common stock at a future date without the payment of cash. A Stock Award need not be conditioned upon the satisfaction of specified performance objectives established prior to the grant and may be subject to such other terms and conditions, including restrictions on transfer, that the Committee may determine. Shares subject to Stock Awards must provide for restrictions on transfer and/or ownership that continue for a period of at least one year from the date of grant in the case of Stock Awards that are performance based and that continue for a period of three years from the date of grant in the case of Stock Awards that are not performance based.

         PERFORMANCE AWARDS. Performance Awards generally provide for the grant of restricted stock conditioned upon the Company or any subsidiary, division or business unit of the Company meeting certain performance goals established by the Committee during a specified period of at least one year. The criteria upon which performance goals may be based are limited to pre-tax earnings per share, divisional pre-tax income, net income, net operating profit after taxes, cash flow, free cash flow or any combination of the foregoing and may be before the effect of acquisitions, divestitures, accounting changes and restructuring and special charges (determined according to criteria established by the Committee). Performance Awards shall be denominated at the time of grant in shares of common stock. Payment under a Performance Award may be made, at the discretion of the Committee, in shares of common stock, in cash or in any combination thereof. No participant may receive payments in any calendar year under Performance Awards that exceed 100,000 shares of common stock (or cash in lieu thereof).

         Shares subject to Performance Awards must provide for restrictions on transfer and/or ownership that continue for a period of at least one year from the date of grant. Unless the Committee determines otherwise, a

Plan participant must remain employed by the Company at the end of the applicable award period in order to be eligible to receive payment for a Performance Award.

CHANGE IN CONTROL

         A change in control is deemed to occur in the event of certain acquisitions of 15% or more of the Company's outstanding common stock, certain changes of more than a majority of the membership of the Board of Directors or certain mergers which result in the Company's stockholders owning less than 50% of the surviving corporation. Upon a change in control and unless the Committee provides otherwise in the applicable award agreement, vesting requirements for stock options and Stock Appreciation Rights, provisions for forfeiture and restrictions on transfer of shares underlying Stock Awards expire, and provision is made for partial maximum payments under Performance Awards for the period of time up to the time of the change in control event.

WITHHOLDING TAXES

         In lieu of requiring a Plan participant to pay amounts sufficient to satisfy the Company's withholding obligation attributable to a stock incentive, the Committee may permit Plan participants to satisfy this obligation by having shares otherwise issuable under a stock incentive withheld, by delivering shares of common stock obtained pursuant to a stock incentive under the Plan or any other plan of the Company that have been held continuously by the participant for six months or more or by delivering other shares obtained by the Plan participant on the open market. The amount of tax which may be paid by a Plan participant through share withholding or delivery of shares may not exceed the Company's minimum federal and state withholding amounts.

ELIGIBLE PARTICIPANTS

         Under the Plan, the Committee may only grant stock incentives to the Company's Chairman, Chief Executive Officer, President, Executive Vice Presidents, Division Presidents, other corporate officers and other managers, and any other individuals who are or will be salaried employees of the Company or any subsidiary who are deemed by the Committee as persons that will contribute significantly to the growth and successful operations of the Company or any subsidiary. Stock incentives may also be granted in substitution for stock incentives held by employees of other corporations who are about to become employees of the Company or any subsidiary due to a merger or acquisition. As of January 1, 2002, there were approximately sixty (60) officers, managers and other persons who might be eligible to participate in the Plan.

DURATION OF AND AMENDMENTS TO THE PLAN

         The Plan will become effective upon approval by the Company's stockholders and will remain in effect until all stock incentives have been exercised or satisfied in accordance with their terms. However, no stock incentives may be granted under the Plan after April 16, 2009. The Board may amend or terminate the Plan at any time; provided that it may not amend the Plan without an affirmative vote of the stockholders with respect to any amendment that would (i) increase the aggregate number of shares of common stock that may be issued or transferred pursuant to stock incentives under the Plan, (ii) amend the provisions of the Plan with respect to eligibility of members of the Committee, (iii) permit any person who does not meet the eligibility requirements of the Plan to be granted a stock incentive under the Plan, (iv) permit shares to be valued or to be optioned at less than 100% of fair market value, (v) change the business criteria upon which Performance Awards are based, or (vi) extend the term of the Plan.

NEW PLAN BENEFITS AND PARTICIPATION

         No benefits or amounts have been allocated under the Plan, nor are any such benefits or amounts now determinable and it is not possible to predict the number or identity of future key employees of the Company that may participate in the Plan, or, except as set forth in the Plan, to describe the terms and restrictions that may be included in specific award agreements.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a brief description of certain significant United States federal income tax consequences of the Plan, under existing law. References to the "Company" shall mean the Company or any subsidiary of the Company that employs the participating employee, as the case may be. In addition, the discussion applies primarily to participating employees that are citizens or resident aliens of the United States whose tax home or abode is in the United States.

         The discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

INCENTIVE STOCK OPTIONS

         No taxable income is recognized by the optionee upon the grant or exercise of an ISO that meets the requirements of Section 422 of the Code. However, the exercise of an ISO may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the date of exercise, then, upon sale of the shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

         If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

         An ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the ISO is exercised after the death or permanent and total disability of the optionee. If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as an NQSO.

NONQUALIFIED STOCK OPTIONS

         No taxable income is recognized by the optionee at the time an NQSO is granted under the Plan. Generally, on the date of exercise of an NQSO, ordinary income is recognized by the optionee in the amount of the excess (if any) of the fair market value of the shares on the date of exercise over the exercise price of the underlying options and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

         If the stock received upon exercise of a NQSO or Stock Appreciation Right is subject to a substantial risk of forfeiture, the income and deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock.

STOCK APPRECIATION RIGHTS

         No income will be recognized by an optionee in connection with the grant of a Stock Appreciation Right. When the Stock Appreciation Right is exercised, the optionee will generally be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction equal to the amount includable as ordinary income by the optionee.

RESTRICTED STOCK

         A recipient of restricted stock under a Stock Award or Performance Award generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for the stock. If the shares subject to the election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

LIMITATION ON COMPANY DEDUCTIONS FOR CERTAIN COMPENSATION

         Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. This limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by stockholders, is not subject to this limitation on deductibility. The Company has structured the Stock Option, Stock Appreciation Rights and Performance Award portions of the Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation that would be deductible. To qualify, the Company is seeking stockholder approval of the Plan. However, incentives that may be issued under the Stock Awards feature of the Plan may not necessarily satisfy the definition of performance based compensation as defined by the Code unless the granting or vesting of incentives are based upon performance goals that have been approved by a further stockholder vote.

CHANGE IN CONTROL

         Under certain circumstances, accelerated vesting or exercise of Stock Options or Stock Appreciation Rights, or the accelerated lapse of restrictions on restricted stock, in connection with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the optionee or grantee may be subject to a 20% excise tax and the Company may be denied a corresponding tax deduction.

APPROVAL

         Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting. Abstentions will be treated as shares present and will have the same effect as a vote against the proposal. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that the approval of this Plan is in the best interests of the Company since it will facilitate the Company's attraction, motivation and retention of key employees.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.


                                 PROPOSAL NO. 3
                         PROPOSED 2002 STOCK OPTION PLAN
                              FOR OUTSIDE DIRECTORS
GENERAL

         The Board of Directors submits to the stockholders for approval the Butler Manufacturing Company 2002 Stock Option Plan for Outside Directors (the "Plan"). The Plan was adopted by the Board of Directors on January 15, 2002, but will not become effective until approved by the stockholders.

         The Plan is intended to promote the long-term success of the Company by enhancing the long-term mutuality of interests between the non-employee directors of the Company ("Outside Directors") and the stockholders of the Company and to enhance the Company's ability to attract highly qualified persons to serve as directors of the Company.

         All of the current members of the Board of Directors are Outside Directors except for Messrs. Holland and Rutledge.

         The following brief description of the material features of the Plan is qualified in its entirety by reference to the full text of the copy of the Plan attached as Exhibit B to this Proxy Statement.

GRANTS OF STOCK OPTIONS

         The Plan provides that upon the earlier of the first business day following the annual meeting of stockholders to be held on April 16, 2002 or the first business day following initial election or appointment to the Board, each Outside Director shall be granted a non-qualified stock option ("NQSO") to purchase 4,000 shares of the Company's common stock at an exercise price per share equal to the fair market value of one share on that date. Each Outside Director shall be entitled to receive only one option grant under the Plan. Options granted under the Plan become exercisable on the 184th day following the date of grant and expire on the sooner of (a) ten years from the date of grant, (b) three years following termination of the Outside Director's office due to retirement following age 70, (c) one year following termination of the Outside Director's office due to death or (d) 90 days following the date of the termination of the Outside Director's term of office for any other reason. Each Outside Director shall enter into a stock option agreement with the Company that will specify the exercise price of the stock option, the term of the stock option and the provisions regarding exercise of the stock option.

SHARES RESERVED UNDER THE PLAN

         Subject to adjustments in the case of a merger, reorganization or certain similar kinds of transactions specified in the Plan, the aggregate number of shares of common stock that may be purchased pursuant to options granted under the Plan may not exceed 4,000 shares as to any individual Outside Director, nor 40,000 shares in the aggregate. In addition, if any shares are not issued or cease to be issuable or transferable under an option, the shares will no longer be charged against the 40,000 share limitation and may again be made subject to stock options; and only the net additional shares issued upon the exercise of a stock option through the delivery of shares of common stock in payment of the exercise price will be counted against the number of shares which are authorized for issuance under the 40,000 share limitation. The shares issuable under the Plan may be drawn from either authorized but previously unissued shares of common stock or treasury shares held by the Company.

ADMINISTRATION

         The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors designated by the Board. Until otherwise specified by the Board, the Compensation and Benefits Committee of the Board of Directors will serve as the Committee. The Committee will have full power and authority to construe and administer the Plan, provided that the Committee shall have no discretion as to the directors to whom stock options are granted, the timing of these grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised or the term of any stock option, which matters shall be governed by the Plan.

NEW PLAN BENEFITS AND PARTICIPATION

         Although the Plan provides for the allocation to each Outside Director of options to purchase 4,000 shares of the Company's common stock, no such benefits or amounts have been allocated and will not be allocated unless the Plan is approved by the stockholders. Since the value of options under the Plan is dependent upon the future market price of the Company's common stock at the time of grant, the amount of benefits to be derived by Outside Directors under the Plan is not now determinable.

DURATION OF AND AMENDMENTS TO THE PLAN

         The Plan will become effective upon approval by the Company's stockholders and will remain in effect until all stock options have been exercised in accordance with their terms. However, no stock options may be granted under the Plan on or after the tenth anniversary of the effective date. The Board may amend, alter, modify or discontinue the Plan at any time, provided that the Board may not amend or alter the provisions of the Plan without the approval of the stockholders if the amendment would materially increase the number of shares that may be issued under the Plan.

CHANGE IN CONTROL

         A change in control is deemed to occur in the event of certain acquisitions of 15% or more of the Company's outstanding common stock, certain changes of more than a majority of the membership of the Board of Directors or certain mergers which result in the Company's stockholders owning less than 50% of the surviving corporation. Immediately upon a change in control, vesting requirements for stock options expire and any director who is removed or not re-elected within two years following a change in control is entitled to exercise all unexercised stock options for a period of three months following the date of removal or non-election.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a brief description of certain significant United Stated federal income tax consequences of the Plan, under existing law. The discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

         The Plan provides only for the grant of NQSOs. Accordingly, no taxable income will be recognized by an Outside Director at the time of grants of NQSOs under the Plan. Generally, on the date of exercise of a NQSO, ordinary income will be recognized by the Outside Director in the amount of any appreciation on the option and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired upon exercise of a NQSO, the Outside Director will recognize the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

APPROVAL

         Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting. Abstentions will be treated as shares present and will have the same effect as a vote against the proposal. Broker non-votes will not be treated as shares present or represented and entitled to vote at the annual meeting. The Board of Directors believes that the approval of this Plan is in the best interests of the Company since it will encourage close identity of interests between stockholders and Outside Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth information regarding beneficial ownership of Butler common stock by all present directors and the executive officers who are listed in the Summary Compensation Table, and by all directors and executive officers as a group as of February 20, 2002. Except as indicated, no director or executive officer beneficially owns as much as one percent of all outstanding Butler common stock. The table also sets forth the number of shares beneficially owned and the percentage ownership of Butler common stock by each other person believed by the Company to own beneficially as much as five percent of the total outstanding shares of Butler common stock, based on shares outstanding as of February 20, 2002.

                                                                                             AMOUNT AND NATURE    PERCENT OF
                                                                                               OF BENEFICIAL     COMMON STOCK
       STOCKHOLDER                                                                               OWNERSHIP          OWNED
       -----------                                                                               ---------          -----
     K. Dane Brooksher (a)................................................................         1,934
     Gary M. Christensen (a)..............................................................         1,255
     Susan F. Davis.......................................................................         1,574
     C. L. William Haw....................................................................        21,473
     John J. Holland (b)..................................................................       101,570            1.59%
     John W. Huey (c).....................................................................        23,593
     Larry C. Miller (d)..................................................................        38,826
     Robert J. Reintjes, Sr. (a)..........................................................         5,443
     Ronald E. Rutledge (e)...............................................................        33,990
     Gary L. Tapella (a)..................................................................         2,030
     Clyde E. Wills, Jr. (f)..............................................................        51,464
     William D. Zollars (a)...............................................................           205

     All Directors and Executive Officers as a  Group of 22 (g)...........................       445,440            6.61%

     Trustee of Butler Manufacturing Company
      Individual Retirement Asset Account (IRAA) (h)......................................       727,101            11.6%

     Dimensional Fund Advisors, Inc. (i)..................................................       459,100             7.3%

     For purposes of the table, except as otherwise indicated in the footnotes below, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or dispose of them, or if the person has the right to acquire such power within sixty days through the exercise of a stock option or otherwise ("stock acquisition rights").

     Unless otherwise indicated in the footnotes below, each person had sole voting and investment power over the shares listed under "Amount and Nature of Beneficial Ownership" above. Percentage of ownership is calculated on the basis of 6,296,228 shares outstanding at February 20, 2002, plus the number of shares subject to stock acquisition rights for those persons and groups holding such rights. The stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(a) Does not include phantom stock units allocated to the Directors Deferred Benefit Account under the Director Deferred Fee Plan. At December 31, 2001, 2,362 units were allocated to Mr. Brooksher's account, and 1,381 units were allocated to each of the accounts of Mr. Christensen, Mr. Reintjes, Mr. Tapella and Mr. Zollars.

(b) Includes 84,000 shares subject to exercisable outstanding stock options, 3,471 shares in Mr. Holland's IRAA account and 4,515 shares in his BEST 401(k) account.

(c) Includes 18,000 shares subject to exercisable outstanding stock options, 2,878 shares in Mr. Huey's IRAA account and 58 shares in his BEST 401(k) account.

(d) Includes 21,000 shares subject to exercisable outstanding stock options, 1,625 shares in Mr. Miller's IRAA account and 130 shares in his BEST 401(k) account.

(e) Includes 14,000 shares subject to exercisable outstanding stock options, 2,182 shares in Mr. Rutledge's IRAA account and 135 shares in his BEST 401(k) account.

(f) Includes 45,000 shares subject to exercisable outstanding stock options, 72 shares in Mr. Wills' IRAA account and 128 shares in his BEST 401(k) account.

(g) Includes 264,500 shares subject to exercisable outstanding stock options, 24,869 shares in officers' IRAA accounts and 7,705 shares in officers' BEST 401(k) accounts.

(h) The shares are held for the benefit of Plan participants. Under the Plan, UMB Bank, N.A., as trustee passes on to participants voting and permitted reinvestment decisions as to allocated shares. The Plan's address is 1540 Genessee (P. O. Box 419917), Kansas City, Missouri, 64102.

(i) Dimensional Fund Advisors ("DMA") is an investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts, all of which it refers to as "Funds." DMA reports that it possesses sole voting and/or investment power with respect to 459,100 shares, all of which it reports are owned by the Funds. DMA disclaims beneficial ownership of all of such shares. All information relating to DMA is as of December 31, 2001 based on its report on Schedule 13G filed on January 30, 2002. DMA's address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.


                                 AUDIT COMMITTEE

     The Audit Committee is composed of six outside directors, named below under "Audit Committee Report". The Board of Directors of the Company has adopted a written Audit Committee Charter, which the Audit Committee reviews annually. Generally, it is the Audit Committee's responsibility to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. During 2001 the Audit Committee met three times. The Board of Directors has determined that each Audit Committee member is "independent" as that term is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listing Standards.


                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2001; has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as modified or supplemented; has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and has discussed with the independent auditors the auditors' independence. Based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     This report is made over the name of each member of the Audit Committee, namely Robert J. Reintjes, Sr. (Chairman), K. Dane Brooksher, Susan F. Davis, C.
L. William Haw, Gary L. Tapella and William D. Zollars.


                AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

     The aggregate fees billed the Company by Arthur Andersen LLP for the year ended December 31, 2001 for (i) professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's reports on Form 10-Q, (ii) for financial information systems design and implementation as described in paragraph
(c)(4)(ii)of Rule 2-01 of Regulation S-X, and (iii) for all other services, were as set forth in the following table. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Arthur Andersen LLP.

       TYPE OF FEE                                          AMOUNT
       -----------                                          ------
       Audit Fees                                         $235,000
       Financial Information Systems Design
          And Implementation Fees                                0
       All Other Fees                                      277,000
                                                           -------

         Total                                            $512,000
                                                          ========

                       COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee ("Committee") is composed of four non-employee directors. It is the Committee's responsibility to assure that the Company's policies regarding executive compensation are followed, to recommend changes to the policies, to recommend to the Board of Directors the compensation of the Chairman of the Board and Chief Executive Officer, President and of any other officers who are directors, to review compensation plans for other executive officers and management personnel as recommended by the Chief Executive Officer and to administer the Company's stock incentive plans. The Committee also reviews proposals concerning the adoption of or material changes to Company pension plans, the financial condition of each plan and the investment performance of each investment advisor. It recommends to the Board the amount of the Company's annual contribution to the Individual Retirement Asset Account plan and to the Company's 401(k) Plan. The Committee also recommends to the Board the appointment of plan trustees and approves the appointment of investment advisors and actuaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     K. Dane Brooksher, Gary M. Christensen, Susan F. Davis and Robert J. Reintjes, Sr. serve as members of the Committee. No Committee member is an officer or former officer of the Company. No Committee or board member has been or is an executive of another company on whose board a Butler executive sits.

                REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                            ON EXECUTIVE COMPENSATION

     Following is the Compensation and Benefits Committee's Report on the Company's compensation policies and practices with respect to compensation for executive officers.

     COMPENSATION POLICIES APPLICABLE TO BUTLER'S EXECUTIVE OFFICERS. It is the Company's policy that executive officers receive total compensation that is appropriate in light of business unit and corporate performance, the executive's performance in achieving both annual and strategic goals, and that is competitive with compensation levels of companies in a relevant peer group described below. Each factor is considered in arriving at total compensation, with business unit performance given greater weight for business unit executives and corporate performance for corporate executives.

     Because of the cyclical nature of the Company's business, the Committee's policy is to conservatively manage fixed compensation and emphasize variable, results-oriented compensation to achieve a competitive total compensation package for executives. The Committee considers total remuneration data on an annual basis to ensure that the Company is appropriately aligned with the market for executive talent. Peer companies with whom the Committee compares compensation are companies in the same or related industry as the Company and durable goods manufacturing companies of comparable size as surveyed and reported by independent consulting organizations. The Committee seeks to set executive compensation to approximate the median level of compensation paid executives by companies in the peer group, based on survey data, with consideration of each executive's position, experience and performance.

     The key elements of executive compensation are base salary, annual bonus, stock options, and long-term performance incentives. The Company also makes selected awards of restricted stock.

     Base salaries for executives are set within salary ranges which are established for each position based on the independent surveys mentioned above. Factors typically considered by the Committee in setting base salaries are the CEO's recommendation, individual performance, leadership, tenure and length of time since the last salary adjustment.

     The Company's executive officers are eligible for an annual incentive cash bonus. Bonus amounts are discretionary and are based on achievement of pretax operating earnings objectives for business unit executives and net operating earnings objectives for corporate executives. At the beginning of each year, threshold and target earnings levels are established for the Company and each business unit. Normally, no bonus is awarded unless the threshold level of earnings is met. Once the threshold level is met, the Committee considers bonuses within a range based upon actual operating earnings. The Committee may also consider individual non-financial performance in determining final amounts of any discretionary bonus awards.

     Historically, long-term incentives were provided exclusively through the grant of stock options and restricted stock bonus awards. Throughout its one hundred year history, the Company has continued a strong tradition of employee stock ownership at all organizational levels. The belief has been that employee stock ownership encourages close identity of interests among shareholders, executives and operating personnel. Stock options and restricted stock bonus awards are granted at current market price so that executive rewards accrue only as shareholder value increases.

     During 2001, the Committee submitted and received Board approval to revise the long-term incentives for the Company's executive officers with the addition of a value based Long Term Incentive Plan (LTIP), which is designed to reward the Company's executive officers by means of cash performance awards and stock options as shareholder value increases. At targeted performance levels, it is anticipated that over a period of time the LTIP will provide total compensation for senior management members more closely approximating market median.

     The cash performance portion of the LTIP measures and rewards value-added performance over a three-year period. The performance measure is based on total business return, a measure of the creation of economic value in the Company's business. Cash awards will be paid based upon actual results compared to threshold and target levels of total business return established based upon market expectations, and performance of companies in the same or related industries as the Company and durable goods manufacturing companies of comparable size, as surveyed and reported by independent consulting organizations. No cash award will be granted unless the threshold level of performance is met. At target levels, cash awards are anticipated to equal 40% of average salary of the named executive officers over the first three year performance cycle and 80% of the average salary of the CEO over that cycle. Actual awards may range from 0% to 200% of target, depending on the Company's performance. The LTIP contemplates that a portion of the cash award will be used by participants to purchase shares of Company stock on the open market.

     The stock option component of the LTIP requires stockholder approval of a new option plan providing for options with terms of up to 10 years. Stock options will normally be granted once a year to a group of senior executives whose positions of responsibility afford them the opportunity to significantly affect the future growth and profitability of the Company. Grants will be made at the discretion of the Committee. Factors that will be considered are the executive's job responsibilities, the Company's strategic priorities, the number of shares currently owned by the executive and the number of options previously granted to the executive.

COMMITTEE'S BASES FOR THE CEO'S COMPENSATION FOR 2001, INCLUDING THE FACTORS AND CRITERIA UPON WHICH THE CEO'S COMPENSATION WAS BASED. With respect to the salary paid to Mr. Holland for 2001, the Committee took into consideration, in addition to the factors mentioned above, the following: Mr. Holland's individual performance, as well as the vision and focus he has provided in setting and effecting the long-term strategic growth of the Company; the annual salaries of chief executive officers of the peer companies described above; and the Company's level of profitability in 2000.

     In 2001, the recession that enveloped the U.S. and the global economy significantly reduced the Company's operating earnings compared with those generated in 2000. As a result, net operating earnings achieved in 2001 were below the established threshold and, as a consequence, no bonus was awarded to Mr. Holland.

     This report is made over the name of each member of the Committee, namely
K. Dane Brooksher (Chairman), Gary M. Christensen, Susan F. Davis and Robert J. Reintjes, Sr.

                           SUMMARY COMPENSATION TABLE

     The table below shows all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, including the Buildings Division President, for services rendered to the Company and its subsidiaries during the periods indicated.

                            ---------------------------------------------------------------------------------------
                                                                                LONG -TERM           ALL-OTHER
                                             ANNUAL COMPENSATION               COMPENSATION        COMPENSATION
                                             -------------------               ------------        ------------
                                                                                  AWARDS
-------------------------------------------------------------------------------------------------------------------
                                                                         RESTRICTED       STOCK
   NAME AND                                                              STOCK  (2)      OPTIONS
   PRINCIPAL POSITION         YEAR    SALARY         BONUS      OTHER       ($)         (#SHARES)    ($) (3)
                            ---------------------------------------------------------------------------------------
   John J. Holland*          2001    $402,769           0     $ 1,972     $     0             0     $166,993
   Chairman & Chief          2000    $349,334    $250,000     $ 2,531     $30,005             0     $330,676
   Executive Officer         1999    $314,171    $115,500     $   569     $10,010        80,000     $ 47,825

   Ronald E. Rutledge*       2001    $267,615    $ 20,000     $90,396(1)  $ 4,988             0     $ 32,979
   President                 2000    $189,466    $ 75,000     $   206     $10,002             0     $125,687
                             1999    $173,917    $120,000     $   462     $11,989        10,000     $ 15,959

   Larry C. Miller           2001    $214,081    $  9,000     $ 1,362     $ 2,255             0     $ 42,455
   Vice President-           2000    $181,740    $ 59,000     $ 1,807     $14,763             0     $ 66,335
   Finance                   1999    $161,500    $ 53,300     $   945     $12,990        15,000     $  3,954

   John W. Huey              2001    $183,654    $  7,400     $   522     $     0             0     $  3,849
   Vice President            2000    $174,167    $ 56,600     $   491     $     0             0     $  3,668
   General Counsel           1999    $163,167    $ 53,900     $     0     $     0        15,000     $  2,197
   And Secretary

   Clyde E. Wills            2001    $244,231    $ 15,000     $ 4,516     $ 2,494             0     $ 84,854
   President,                2000    $214,833    $150,000     $     0     $     0             0     $231,313
   Buildings Div.            1999    $189,334    $ 50,000     $    19     $     0        30,000     $  4,185
-------------------------------------------------------------------------------------------------------------------

*Mr. Holland was elected to the additional position of Chairman and Mr. Rutledge was elected President, each effective November 27, 2001.

    (1) Includes $87,706 reimbursement of Mr. Rutledge's relocation expenses incurred in moving from Texas to Kansas City.

    (2) For 2001, 2000, and 1999, restricted stock of the value indicated was awarded to Messrs. Holland, Rutledge, Miller, and Wills, respectively, based upon the election of each to receive a portion of his annual bonus in Butler common stock as described under the "Restricted Stock Bonus Program." The restricted stock vests on the third anniversary of the date of the award. Dividends are payable on the restricted stock. At December 31, 2001, Mr. Holland held 1,568 shares of restricted stock with a value of $43,434, Mr. Rutledge held 1,091 shares of restricted stock with a value of $30,221, Mr. Miller held 1,574 shares of restricted stock with a value of $43,600, and Mr. Wills held 94 shares of restricted stock with a value of $2,604.


    (3) To offset its obligations under the Company's Supplemental Retirement Benefit Plan for executives whose retirement benefit cannot be fully funded through the Company's Base Retirement Plan for Salaried Employees, the Company has entered into split dollar life insurance agreements with each of Messrs. Holland, Miller, Rutledge and Wills, and has agreed to pay the premiums for policies of split dollar life insurance on the lives of such executives. During 2001, the Company paid insurance premiums for policies on the lives of the above named executive officers as follows: Mr. Holland - $327,168, Mr. Rutledge - $130,520, Mr. Miller - $62,189, and Mr. Wills - $227,097. Under the
         applicable agreements, upon an individual's retirement the Company may recover its premium payments if the remaining cash surrender value of the policy provides specified coverage for the individual's Supplemental Benefit Plan benefit. In years prior to 2001, the Company reported the premiums paid for such policies but believes the economic cost to the Company may be of more interest to stockholders. Accordingly, amounts included in all other compensation in the above table for 2001 represent the economic cost to the Company of the premiums paid, assuming full recovery of the premium at retirement. This column also:

    - Includes $850 for the Company's 2001 contribution to the Individual Retirement Asset Account (IRAA) and forfeitures allocated for each named executive officer's account.

    - Includes insurance premiums paid by the Company in 2001 with respect to term life insurance for Mr. Holland of $977, Mr. Huey of $370, Mr. Rutledge of $1,283, Mr. Miller of $8, and Mr. Wills of $64.

    - Includes the Company's 30% matching contribution for 2001 to the named executive officer's account in the Butler Employees' Savings Trust (a 401(k) plan), in the amount of $2,629 each for Messrs. Holland, Huey, Miller, Rutledge and Wills.


       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets out the number of exercised and unexercised options and the value of all such in-the-money options held by the named executive officers at December 31, 2001. The Company has no Stock Appreciation Rights (SARs) outstanding.


      -------------------------------------------------------------------------------------------------------------
                          SHARES         2001 STOCK       NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                         ACQUIRED     OPTION EXERCISES           OPTIONS                 IN-THE-MONEY OPTIONS
                                      ----------------
                        ON EXERCISE        VALUE           AT DECEMBER 31, 2001        AT DECEMBER 31, 2001 (1)
                        -----------        -----           --------------------        ------------------------
           NAME             (#)         REALIZED (1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
      -------------------------------------------------------------------------------------------------------------
      -------------------------------------------------------------------------------------------------------------
      J. J. Holland            0                0           88,000         0           $136,000           0
      -------------------------------------------------------------------------------------------------------------
      R .E. Rutledge           0                0           20,000         0           $ 17,000           0
      -------------------------------------------------------------------------------------------------------------
      J. W. Huey               0                0           22,000         0           $ 25,500           0
      -------------------------------------------------------------------------------------------------------------
      L. C. Miller             0                0           21,000         0           $ 25,500           0
      -------------------------------------------------------------------------------------------------------------
      C. E. Wills         10,000          164,500           45,000         0           $  7,000           0
      -------------------------------------------------------------------------------------------------------------

           (1) Reflects the amount by which the fair market value of Butler stock exceeded (in the case of exercised options) or exceeds (in the case of unexercised options) the option price. At December 31, 2001, the Company's stock price was $27.70.


                               PENSION PLAN TABLE

     The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees in the specified compensation and years of service classifications under the Company's Base Retirement Plan and Supplemental Benefit Plan. Average compensation generally means income reported on Federal Income Tax withholding statements each year, including salary, bonus, and other annual compensation but excluding relocation expenses and contributions the Company makes to provide benefits under other employee benefit plans.

     The average compensation is the employee's average compensation for the five consecutive calendar years in which compensation is the highest during the participant's entire completed calendar years of continuous employment. Benefits are calculated on the assumption that the benefits will be payable over the participant's lifetime and that no survivor benefits (which would reduce the benefit shown) are to be paid. The benefits shown in the table are subject to a deduction for the monthly income value of IRAA benefits and of the cash value or death benefits of split dollar life insurance, if any. Average compensation and years of credited service for the individuals named in the compensation table at December 31, 2001 were: Mr. Holland, $411,754 and 22 years; Mr. Huey, $209,369 and 24 years; Mr. Rutledge, $268,052 and 18 years; Mr. Miller, $219,796 and 22 years; Mr. Wills, $263,913 and 26 years.

                                              ESTIMATED ANNUAL PENSION FOR YEARS OF CREDITED SERVICE
                                              ------------------------------------------------------

        AVERAGE COMPENSATION               10                  20                  30                40
        --------------------               --                  --                  --                --
              $150,000                  $22,700               $45,400          $68,100            $ 91,800
               200,000                   31,000                61,900           92,900             124,800
               250,000                   39,200                78,400          117,600             157,800
               300,000                   47,500                94,900          142,400             190,800
               350,000                   55,700               111,400          167,100             223,800
               400,000                   64,000               127,900          191,900             256,800
               450,000                   72,200               144,400          216,600             289,800
               500,000                   80,500               160,900          241,400             322,800
               550,000                   88,700               177,400          266,100             355,800
               600,000                   97,000               193,900          290,900             388,800

DEFERRED COMPENSATION PLAN

     The Company has an executive deferred compensation plan that allows approximately 65 executives to defer up to 25% of their annual salary and up to 100% of any incentive pay. At the participant's election, amounts deferred are credited with earnings tied to a Bond Yield Index or Stock Composite Index. Participants must defer their compensation until a specified date, their retirement, termination of employment, death or disability or a change in control of the Company (as defined) and may elect to take the balance of their deferred cash account at the end of the deferral period in a lump sum or in monthly payments. Messrs. Huey, Miller, Rutledge and Wills participated in this Plan in 2001.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     The Company has Change of Control Employment Agreements with five executive officers, including Messrs. Holland, Huey, Miller, and Rutledge. The Agreements provide that upon a change of control (as defined in the Agreements), the executive shall be entitled to receive until the third anniversary of the change in control a base salary, annual cash bonuses and other fringe benefits at the highest levels provided to the executive during certain periods immediately preceding the change in control. Upon a termination of the executive other than for cause, or upon the executive's resignation for good reason (as defined) or resignation during a thirty (30) day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum cash payment consisting of (a) the executive's base salary through the date of termination, (b) a proportionate bonus based upon the executive's annual bonus for the last three fiscal years, (c) three times the sum of the base salary plus bonus the executive is entitled to under the Agreement, (d) other accrued obligations, and (e) the difference between the actuarial equivalent of the retirement benefit the executive would receive if he remained employed for the employment period and the actuarial equivalent of the executive's actual retirement benefit. In addition, for the remainder of the employment period, the executive is entitled to continued employee welfare benefits, including life and family health insurance. If any payment to the executive, whether pursuant to the Agreement or otherwise, would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment equal to the excise tax and other taxes with respect thereto. The Agreements continue for a three year term with provision for automatic renewal. Benefits are provided subsequent to the expiration of the Agreement if a change of control occurs during the initial or any renewal term.

RESTRICTED STOCK BONUS PROGRAM

     The Company has a Restricted Stock Bonus Program that allows approximately 12 senior executives, including Messrs. Holland, Rutledge, Huey, Miller and Wills, to elect to receive up to 50% of their annual bonus in the Company's common stock ("Bonus Stock"). If the eligible executive makes such an election, the Company will match the Bonus Stock at a 50% rate ("Match Stock"). The Match Stock is restricted and not transferable for 3 years. If the Executive's employment is terminated prior to the end of 3 years (other than due to retirement, disability, or a change of control of the Company), or if the Executive transfers his or her Bonus Stock during the 3-year period, the Match Stock will be forfeited. The principal purpose of the Program is to increase share ownership among senior executives and encourage close identity of interests among them and shareholders.

                                PERFORMANCE GRAPH

     The following line graph compares, for five years, beginning December 31, 1996, the yearly percentage change in the Company's cumulative total shareholder return with the Russell 2000 stock market index and the Media General "General Building Materials Group" index. The graph assumes $100 invested at December 31, 1996 and reinvestment of dividends.

     The Russell 2000 index is made up of equities with market capitalizations more comparable to the Company's than those included in other general market indices. The Media General "General Building Materials Group" index is an industry index published by Media General Financial Services which includes the Company. This index is only generally related to the Company's markets. Two of the Company's direct competitors, NCI Building Systems, Inc. and International Aluminum Corporation, are included. Conversely, the Media General index includes firms such as American Standard Companies, Inc., Vulcan Materials Company, USG Corporation, and The Sherwin-Williams Company, whose products do not compete with the Company's.

                                    [GRAPH]


-------------------------------------------------------------------------------------------------
                               1996        1997        1998         1999        2000        2001
-------------------------------------------------------------------------------------------------
Butler Manufacturing         100.00       80.88       57.32        58.56       68.41       77.00
-------------------------------------------------------------------------------------------------
Media General                100.00      109.76      125.32       107.22      109.45      119.67
-------------------------------------------------------------------------------------------------
Russell 2000                 100.00      122.34      118.91       142.21      136.07      137.46
-------------------------------------------------------------------------------------------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, the Company closed on the purchase of real estate in Kansas City, Missouri upon which the Company constructed its new Corporate and certain Division Headquarters Building. The Company purchased the site, constituting approximately 7.8 acres, from N. F. Bldg. Corp., a unit of National Farms, Inc. for a price of $2,730,000. The purchase price was determined by independent appraisals of the site. C. L. William Haw, a director of the Company, is President and Chief Executive Officer of National Farms, Inc.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of beneficial ownership reports furnished to the Company, the Company believes that during 2001 all of its executive officers, directors and greater-than-10% beneficial owners complied with Section 16(a) of the Securities Exchange Act of 1934 except that, due to an administrative oversight, the allocation of phantom stock units in 2000 to the accounts of Messrs. Brooksher, Christensen, Reintjes, Tapella and Zollars under the Director Deferred Fee Plan (referred to in note (a) of the Beneficial Ownership Table) were not reported in Form 5 reports due February 14, 2001, but were reported in Form 5 reports filed prior to February 14, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP, independent certified public accountants, which audited the books, records and accounts of the Company for 2001, will be present at the stockholders meeting and will be available to respond to appropriate questions.

     The selection of the independent certified public accountants to audit the books, records and accounts of the Company for 2002 will be made by the Directors at its April, 2002 meeting based upon the recommendation of the Audit Committee.

                               PROXY SOLICITATIONS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by present and former directors, officers and other employees of the Company who will receive no additional compensation therefor.

                                  HOUSEHOLDING

     Only one copy of the Company's Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. This procedure is referred to as "householding." In addition the Company has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to Shareholder Relations, Butler Manufacturing Company, 1540 Genessee Street, P. O. Box 419917, Kansas City, MO 64102 or call (816) 968-3000. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company's Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

                   DATES FOR THE SUBMISSION OF CERTAIN MATTERS

     Stockholders who intend to present proposals for inclusion in the Company's proxy statement for the next annual meeting of stockholders on April 15, 2003, must forward them to the Company at 1540 Genessee (P. O. Box 419917), Kansas City, Missouri 64102, Attention: Secretary, so that they are received no later than November 8, 2002. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the annual meeting by stockholders, unless the Company receives written notice of the matter by January 16, 2003, at the above address.

                                             By Order of the Board of Directors



                                             John W. Huey, Secretary
March 14, 2002

                                    EXHIBIT A
                          STOCK INCENTIVE PLAN OF 2002


                          BUTLER MANUFACTURING COMPANY
                          STOCK INCENTIVE PLAN OF 2002

                                TABLE OF CONTENTS


Section                                                                                                            Page
-------                                                                                                            ----
1.     Purposes.....................................................................................................  1
2.     Definitions..................................................................................................  1
3.     Grants of Stock Incentives...................................................................................  3
4.     Stock Subject to the Plan....................................................................................  4
5.     Stock Awards.................................................................................................  4
6.     Stock Options................................................................................................  5
7.     Stock Appreciation Rights....................................................................................  6
8.     Performance Awards...........................................................................................  7
9.     Termination or Suspension of Employment......................................................................  8
10.    Adjustment Provisions........................................................................................  9
11.    Change in Control............................................................................................ 10
12.    Term......................................................................................................... 10
13.    Administration............................................................................................... 11
14.    General Provisions........................................................................................... 11
15.    Amendment or Discontinuance of Plan.......................................................................... 13






Adopted by the Board of Directors on January 15, 2002.

                          BUTLER MANUFACTURING COMPANY
                          STOCK INCENTIVE PLAN OF 2002

1.       PURPOSES.

         The purposes of the Plan are (a) to provide additional incentive for members of senior management and other Key Employees of the Company and its Affiliates by authorizing a Committee of the Board of Directors to grant Stock Incentives to such Key Employees, thereby furthering their identity of interest with the interests of the Company's stockholders, and increasing their interest in and commitment to the future growth and prosperity of the Company; and (b) to enable the Company to induce the employment and continued employment of Key Employees and to compete with other organizations in attracting and retaining the services of highly-qualified personnel.

2.       DEFINITIONS.

         Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

         AFFILIATE: Any entity that, directly or indirectly, is controlled by the Company and any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

         AWARD AGREEMENT: Any written agreement, contract, or other instrument or document evidencing any Stock Incentive, which may, but need not, be executed or acknowledged by a Participant.

         BOARD OF DIRECTORS OR BOARD: The Board of Directors of the Company.

         CHANGE IN CONTROL: A Change in Control shall mean:

         (i) The acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

         (iii) Approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

                  If any of the events enumerated in clauses (i) through (iii) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

         CODE: The Internal Revenue Code of 1986 as now or hereafter amended.

         COMMITTEE: The Compensation and Benefits Committee of the Board of Directors of the Company or any other committee the Board may subsequently appoint to administer the Plan pursuant to Section 13 hereof, each member of which shall be a "Non-Employee Director" as provided in Section 13 of the Plan.

         COMMON STOCK: The Common Stock of the Company, no par value, or such other class of shares or other securities as may be subject to the Plan as the result of an adjustment made pursuant to the provisions of Section 10.

         COMPANY: Butler Manufacturing Company, a Delaware corporation.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXECUTIVE OFFICER: At any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of the Company within the meaning of Exchange Act rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         FAIR MARKET VALUE: The fair market value of a share of Common Stock on the date as of which fair market value is to be determined shall be: (a) if the Common Stock is reported on the NASDAQ National Market System of the National Association of Securities Dealers, Inc., the last reported sales price of a share of Common Stock as reported by NASDAQ; or (b) if the Common Stock is listed on an established securities exchange or exchanges, the highest reported closing price of a share of Common Stock on such exchange or exchanges. The fair market value of the Common Stock if not so reported or listed and the fair market value of any other property on the date as of which fair market value is to be determined shall mean the fair market value as determined by the Committee in its sole discretion.

         INCENTIVE COMPENSATION: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice, and whether payable currently or on a deferred basis, in cash, Common Stock or other property.

         INCENTIVE STOCK OPTION: A stock option granted hereunder which satisfies the requirements of Section 422 of the Code.

         KEY EMPLOYEES: The Company's Chairman, Chief Executive Officer, President, Executive Vice Presidents, Division Presidents, other corporate officers and other managers, and any other salaried employee of the Company or of an Affiliate, including an officer or director who is an employee, who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or an Affiliate. The determination by the Committee that a Stock Incentive be granted to an employee shall be deemed a determination by the Committee that such employee is a Key Employee. Awards may be made to eligible employees whether or not they have received prior awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company or any other Subsidiary.

         MATURE STOCK: Shares of Common Stock which have been obtained through the exercise of an Option or pursuant to another Stock Incentive under this Plan or any other plan of the Company and which have been held continuously by a Participant for six months or more without being subject to any forfeiture restriction.

         NON QUALIFIED STOCK OPTION: A right to purchase Common Stock from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

         PARTICIPANT: Any Key Employee selected by the Committee to receive a Stock Incentive under the Plan.

         PERFORMANCE AWARD: Stock Incentives which shall consist of Performance Awards under Section 8.

         PRIOR PLANS: The Butler Manufacturing Company Stock Incentive Plan of 1979, as amended (the "1979 Plan"), the Butler Manufacturing Company Stock Incentive Plan of 1987, as amended (the "1987 Plan"), and the Butler Manufacturing Stock Incentive Plan of 1996, as amended (the "1996 Plan").

         OPTION: An option to purchase shares of Common Stock or, where the context so requires, the instrument which evidences such an option.

         PLAN: The Stock Incentive Plan herein set forth as the same may from time to time be amended.

         RESTRICTED SHARES: Shares of Common Stock issued or transferred subject to terms and conditions with respect to payment, transfer or forfeiture as authorized by paragraph (d) of Section 5.

         STOCK APPRECIATION RIGHT: A right to receive a number of shares of Common Stock, cash, or a combination of the two based on the increase in the Fair Market Value of shares of Common Stock subject to an Option, as set forth in Section 7 of the Plan.

         STOCK AWARD: An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to a Stock Incentive that is contingent, in whole or in part, upon the attainment of a specified objective or objectives.

         STOCK INCENTIVE: A stock incentive granted under the Plan in one of the forms authorized in Section 3.

         STOCK PURCHASE RIGHT: A right granted as a part of a Stock Award or Performance Award to purchase for cash shares of the Company's Common Stock at their fair market value on the date of purchase through a cash payment or the cancellation of all or a portion of an earned cash bonus.

         SUBSIDIARY: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

         SUBSTITUTE STOCK INCENTIVES: Stock Incentives granted pursuant to
Section 14.

3.       GRANTS OF STOCK INCENTIVES.

         (a) Persons Eligible to Participate. Subject to the provisions of the Plan, the Committee may at any time grant Stock Incentives under the Plan to, and only to, Key Employees.

         (b) Forms of Stock Incentives. Stock Incentives may be granted in the following forms:

                  (i)      a Stock Award, in accordance with Section 5, or

                  (ii)     a Stock Option, in accordance with Section 6, or

                  (iii)    a Stock Appreciation Right, in accordance with
                           Section 7, or

                  (iv)     a Performance Award in accordance with Section 8, or

                  (v)      a combination of any of the foregoing.

         (c) Award Agreements. Each Stock Incentive shall be evidenced by a written Award Agreement in a form prescribed by the Committee that is consistent with this Plan, that shall be delivered to the Participant and that shall specify the terms and conditions of the Stock Incentive and any rules applicable thereto. Award Agreements may be executed on behalf of the Company and the Plan by any Executive Officer of the Company or such other officer of the Company as the Committee shall designate.

         (d) Amendments of Award Agreements. Subject to the terms of the Plan, the Committee may from time to time authorize the amendment of outstanding Award Agreements so long as such amendments are consistent with the Plan; provided, that any such amendment that would adversely affect the rights of any Participant or any holder or beneficiary of any Stock Incentive theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The Committee may not reprice or replace through cancellation any Stock Option which has been awarded to a Participant.

4.       STOCK SUBJECT TO THE PLAN.

         (a) Number of Shares Available.

         Subject to the provisions of this clause (a) and Section 10, the number of shares of Common Stock that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is two hundred seventy-nine thousand (279,000). If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred or shall cease to be issuable or transferable under such Stock Incentive, or if, after issuance or transfer, any such shares shall be reacquired by the Company or Subsidiary because of an employee's failure to comply with or meet the terms and conditions of a Stock Incentive, such shares shall no longer be charged against the limitation provided for above and may again be made subject to Stock Incentives; and only the net additional shares issued upon the exercise of a Stock Incentive through the delivery or withholding of shares of Common Stock in payment of the exercise price or withholding taxes shall be counted against the number of shares which are authorized for issuance under this paragraph. The limitation provided for in this paragraph shall also be increased by the number of shares subject to any substitute Stock Options granted under Section 14(j). Notwithstanding the foregoing, shares shall be deemed to have been issued pursuant to a Stock Option or Stock Award and shall be charged against the limitation provided for in this paragraph, whether actually delivered, to the extent of the number of shares covered by that portion of the related Stock Option or Stock Award granted under the Plan which is settled by the exercise of a Stock Appreciation Right or by a cash payment under a Stock Award.

         If a Stock Award or Stock Performance Award is granted on the condition that the Participant purchase other shares of the Company's Common Stock for cash at fair market value on the date of purchase under a Stock Purchase Right, then only the shares issued under the Stock Purchase Award or Stock Award shall be counted against the number of shares available for awards and not the shares purchased for cash at fair market value under the Stock Purchase Right.

         (b) Use of Treasury and Other Shares. Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of the Plan; provided, however, that any shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company, available for any corporate purpose, irrespective of whether such shares are entered in a special account for purposes of the Plan.

         (c) Certain Limitations on Grants. Notwithstanding any provision herein to the contrary, and subject to adjustment as provided in Section 10, no Executive Officer of the Company may receive Stock Incentives under the Plan in any calendar year that relate to more than one hundred thousand (100,000) shares of Common Stock. In addition, and subject to other provisions of the plan permitting the expiration of restrictions under certain circumstances, no Stock Award or Stock Performance Award shall be granted under Section 5 or 8 unless the shares subject to the Award (other than shares purchased for cash at fair market value on date of purchase under a related Stock Purchase Right) are subject to restrictions on transfer and/or ownership specified by the Committee and the restrictions continue for a period of one year from the date of grant in the case of Awards that are performance based and continue for a period of three years from the date of grant in the case of Awards under Section 5 that are not performance based.

5.       STOCK AWARDS.

         Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

         (a) General. A Stock Award shall be granted only (i) in payment of Incentive Compensation that has been earned, (ii) as Incentive Compensation to be earned or (iii) a combination of (i) and (ii).

         (b) Valuation. For the purposes of the Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Participant and whether or not such shares are subject to restrictions which affect their value.

         (c) Grant. Shares of Common Stock subject to a Stock Award may be issued or transferred to a Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. With respect to a Stock Award providing for issuance or transfer of shares subsequent to the time it is granted, the Committee may provide for payment to the grantee of amounts not exceeding the cash dividends which would have been payable in respect of such shares (as adjusted under Section 10 of the Plan) if they had been issued or transferred at the time the Stock Award was granted. Such payments may be made in cash, shares of Common Stock or a combination of cash and shares. Such payments may be made at the time the shares are issued or transferred, or at the time or times the cash dividends would have been payable if the shares had been issued or transferred at the time the Stock Award was granted. Any amount payable in shares of Common Stock under the terms of the Stock Award may be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

         (d) Terms Relating to Transfer, Payment or Forfeiture. A Stock Award may contain such other terms and conditions as the Committee may determine with respect to transfer, payment or forfeiture of all or any part of the Stock Award.

         (e) Other Terms. A Stock Award may be subject to such other terms and conditions, including, without limitation, restrictions on sale or other disposition of the shares issued or transferred pursuant to the Stock Award, as the Committee may determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. A Stock Award may also include and be made contingent upon the exercise of a Stock Purchase Right.

6.       STOCK OPTIONS.

         Stock Incentives granted under the Plan in the form of Stock Options shall be subject to the following provisions:

         (a) Grant. Subject to the provisions of the Plan, including those contained in this Section 6, the Committee shall have the sole and complete authority to determine the Key Employees to whom Options shall be granted, the number of shares of Common Stock to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have authority to grant Incentive Stock Options or to grant Non Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the amounts, terms and conditions of such grants shall be subject to and comply with the requirements for Incentive Stock Options as set forth in Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

         (b) Date of Grant. The "Date of Grant" of an Option shall be the date the action of the Committee providing for the grant of the Option is taken, or such later date as the Committee may provide. An amendment to the terms of an existing Option shall not constitute the grant of a new Option except to the extent that the amendment increases the number of shares subject to the Option other than as the result of an amendment effected pursuant to the adjustment provisions of the Plan.

         (c) Price. The price at which shares of Common Stock may be purchased under an Option (the "Option Price") shall be specified in the Option and shall be not less than 100% of the Fair Market Value of such stock on the Date of Grant of the Option.

         (d) Term. An Option shall be exercisable only during a term (the "Term of the Option" or "Term") commencing not sooner than six months and one day after the Date of Grant of the Option and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date fixed by the Committee and stated in the Option, which date shall not be later than the tenth anniversary of the Date of Grant. If an Option is granted for an original Term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its Term for a period ending not later than the tenth anniversary of the Date of Grant of the Option.

         (e) Installments. An Option may provide that it shall be exercisable in full or in part at any time during the Term of the Option, or that it shall be exercisable in a specified series of installments. Unless otherwise provided in the Option, installments or portions thereof not exercised in earlier periods shall be cumulative and shall be available for exercise in later periods. The Committee may, by so providing in an Option, require any partial exercise thereof to be with respect to a specified minimum number of shares.

         (f) Exercise. To the extent that the right to purchase shares has accrued under an Option, the Option may be exercised from time to time by the optionee or by a person or persons entitled to exercise the Option, by delivery to the Company of a written notice, in the manner and in such form as may be prescribed by the Committee, stating the number of shares with respect to which the Option is being exercised, and by making provision satisfactory to the Company for the payment in full of the Option price of the shares prior to or in connection with the delivery of certificates evidencing the shares. The Committee may, in its discretion and upon request of the Participant, issue shares of Common Stock upon the exercise of an Option directly to a brokerage firm or firms to be approved by the Company, without payment of the purchase price by the optionee but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price or upon the participant's issuance to the brokerage firm of irrevocable instructions to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any withholding taxes. Upon receipt of such notice and payment arrangement in form satisfactory to the Company, the Company shall deliver to or upon the order of the optionee, or such other person entitled to exercise the Option, at the corporate headquarters of the Company, or at such place as shall be mutually acceptable, a certificate or certificates evidencing such shares. An Option may not be exercised for fractional shares of Common Stock.

         (g) Payment in Common Stock. Payment in form satisfactory to the Company may, at the option of the Company, include payment by transfer to the Company of other shares of Mature Stock or other Common Stock which was obtained by the Participant on the open market. Common Stock transferred to the Company or withheld from shares to be distributed in payment of the option price or withholding taxes shall be valued at the Fair Market Value of the Common Stock on the date of the exercise.

         (h) No Stockholder Rights Prior to Exercise. No person shall have any rights of a stockholder by virtue of an Option except with respect to shares actually issued to him, and issuance of shares shall not confer retroactive rights to dividends.

         (i) Certain Limits on Incentive Stock Options. The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted Incentive Stock Options in any calendar year under this Plan and all such other incentive stock option plans of the Company and its subsidiaries shall not exceed limits specified from time to time in the Code for Incentive Stock Options.

7.       STOCK APPRECIATION RIGHTS.

         (a) Grant. Stock Appreciation Rights may be granted in connection with any Option granted under the Plan or Prior Plans, either at the time of the grant of such Option or at any time thereafter during the term of the Option. A grant of Stock Appreciation Rights shall either be included in the instrument evidencing the Option to which they relate or evidenced by a separate instrument meeting the requirements of Section 3 of the Plan.

         (b) Settlement. A person entitled to exercise an Option in connection with which Stock Appreciation Rights shall have been granted shall be entitled, at such time or times and subject to such terms and conditions as may be stated in the granting instrument, to settle all or part of the Option by requesting the Company to pay, in cancellation of the part of the Option to be settled, consideration in an amount equal to the number of shares of Common Stock subject to the canceled part of the Option times the amount by which the fair market value of one share on the exercise date exceeds the Option Price (the "Appreciation"). The election shall be made in a written instrument, in form satisfactory to the Committee, delivered in the manner prescribed in Section 6 for the exercise of options.

         (c) Form of Consideration. The form of the consideration to be paid for the Appreciation shall either be cash, shares of Common Stock having an aggregate market value on the exercise date equal to the Appreciation, or a combination of cash and shares. Such form of consideration shall be specified either by the Committee or, subject to the approval of the Committee, by the person exercising the Stock Appreciation Right, provided that such form of consideration shall in no event include fractional shares of Common Stock.

         (d) Other Terms. An Option in connection with which Stock Appreciation Rights are granted may prescribe or limit the period or periods of time during which the Stock Appreciation Rights may be exercised as provided in paragraph (b) of this Section 7, and may prescribe such additional terms and conditions applicable to the exercise of the Stock Appreciation Rights as may be determined by the Committee and as are consistent with the Plan. In no event may Stock Appreciation Rights be exercised at a time when the Option in connection with which they were granted is not exercisable. If Stock Appreciation Rights and Incentive Stock Options are granted in tandem such that the exercise of one affects the right to exercise of the other, the Stock Appreciation Rights shall meet the requirements of Section 422 of the Code, as from time to time amended, and the regulations promulgated thereunder.

8.       PERFORMANCE AWARDS.

The Committee may grant Performance Awards denominated at the time of grant in shares of Common Stock. Payment under a Performance Award shall be made, at the discretion of the Committee, in shares of Common Stock ("Performance Shares"), or in cash or in any combination thereof, if the financial performance of the Company or any subsidiary, division, or other unit of the Company ("Business Unit") selected by the Company meets certain financial goals established by the Committee for the Award Period. The following provisions are applicable to Performance Awards:

         (a) Award Period. The Committee shall determine and include in the Award Agreement for the Performance Award the period of time (which shall be four or more consecutive fiscal quarters) for which a Performance Award is made ("Award Period"). Grants of Performance Awards need not be uniform with respect to the length of the Award Period. Award Periods for different Grants may overlap. A Performance Award may not be granted for a given Award Period after 90 days or more of such period has elapsed.

         (b) Performance Goals and Payment. Before a Performance Award is made, the Committee shall establish objectives ("Performance Goals") that must be set out in an Award Agreement and must be met by the Business Unit during the Award Period as a condition to payment being made under the Performance Award. The criteria upon which Performance Goals may be based are limited to pre-tax earnings per share, divisional pre-tax income, net income, net operating profit after taxes, cash flow, free cash flow or any combination, of the foregoing and may be before the effect of acquisitions, divestitures, accounting changes, and restructuring and special changes (determined according to criteria established by the Committee). The Committee shall also set forth in the Award Agreement the number of Performance Shares or the amount of payment to be made under a Performance Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment, subject to Section 8(f). A Performance Award may also include and be made contingent upon the exercise of a Stock Purchase Right.

         (c) Computation of Payment. After an Award Period, the financial performance of the Business Unit during the Award Period shall be measured against the Performance Goals. Before payment of any remuneration under an Award, the Committee shall certify in writing that the performance goals and any other material terms of the Award were in fact satisfied. The Committee, in its sole discretion, may elect to pay part or all of the Performance Award in cash in lieu of issuing or transferring Performance Shares. The cash payment shall be based on the fair market value of Common Stock on the date of payment. The Company shall promptly notify each Participant of the number of Performance Shares and the amount of cash, if any, he or she is to receive.

         (d) Revisions for Significant Events. At any time before payment is made, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur during an Award Period which have a substantial effect on the Performance Goals and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made; provided, however, that no such revision shall be made with respect to a Performance Award to the extent that the Committee determines the revision would cause payment under the Award to fail to be fully deductible by the Company under Section 162(m) of the Code.

         (e) Requirement of Employment. To be entitled to receive payment under a Performance Award, a Participant must remain in the employment of the Company to the end of the Award Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

         (f) Maximum Payment. No Participant may receive Performance Award payments in respect of Stock Performance Awards in excess of 100,000 shares of Common Stock in any calendar year.

9.       TERMINATION OR SUSPENSION OF EMPLOYMENT.

         The following provisions shall apply in the event of the Participant's termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Stock Incentive or thereafter:

         (a) Non Qualified Stock Options and Stock Appreciation Rights.

                  (1) Termination of Employment Other than Due to Death, Disability, Cause or Retirement. If the Participant's employment with the Company or its Affiliates is terminated for any reason other than death, permanent and total disability, cause or retirement, the Participant's right to exercise any Non Qualified Stock Option or Stock Appreciation Right shall terminate ninety (90) days after the cessation of employment, unless it terminates earlier by its terms or under other provisions of the Plan. Until the Option or Right terminates, it may be exercised by the optionee, his estate or legal representatives for all or a portion of the shares as to which the right of purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in the Plan and the Option. In no event shall an Option or Right be exercisable later than the date of expiration of the Term of the Option or Right, and in no event shall an Option or Right be exercisable for any shares as to which the right of purchase had not accrued at the time of cessation of employment. Employment for the purposes of this paragraph shall mean continuous full-time salaried employment. Vacations, sick leaves and any approved absence on leave shall not constitute a termination of employment or an interruption of continuous full-time salaried employment.

                  (2) Disability or Retirement. If the Participant's employment with the Company or its Affiliates is terminated by permanent and total disability or retirement, any Non Qualified Stock Option or Stock Appreciation Right held by such Participant shall terminate on the earlier of (i) the third anniversary of such termination of employment or (ii) the date the Option or Right would have otherwise expired by its terms had it not been for such termination of employment. Until the Option terminates it may be exercised by the optionee, his estate or legal representatives for all or a portion of the shares as to which the right of purchase had accrued as of the date of such exercise, subject to all applicable conditions and restrictions provided in the Plan and the Option or Right. In no event shall such Option or Right be exercisable later than the date of expiration of the term of the Option or Right, and in no event shall such Option or Right be exercisable for any shares as to which the right of purchase had not accrued at the time of exercise. "Retirement" and "permanent and total disability" shall be defined by the Committee.

                  (3) Death. If the Participant's employment with the Company or its Affiliates is terminated by death, and if any Non Qualified Stock Option or Stock Appreciation Right was in effect at the time of his death (whether or not its terms had then commenced), the Option or Right may, until the expiration of one year from the date of death of the Participant or until the earlier expiration of the Term of the Option or Right, be exercised as and to the extent it could have been exercised by the Participant had he been living at the time of exercise, by the legal representatives of the Participant or by any person, persons or entity to whom his rights under the Option or Right shall have been transferred pursuant to the provisions of paragraph (g) of Section 14 of the Plan. Such exercise shall not be limited to the shares as to which the right of purchase had accrued at the date of death of the Participant, but shall be subject to all applicable conditions and restrictions prescribed in the Plan and the Option or Right, including any installment provision.

                  (4) Acceleration and Extension of Exercisablility. Notwithstanding the foregoing, the Committee may, in its discretion, provide (A) that a Non Qualified Stock Option or Stock Appreciation Right granted to a Participant may terminate at a date earlier than that set forth above, (B) that a Non Qualified Stock Option or Stock Appreciation Right granted to a participant not subject to Section 16 of the Exchange Act may terminate at a date later than that set forth above, provided such date shall not be beyond the date the option or right would have expired had it not been for the termination of the Participant's employment, and (C) that a Non Qualified Stock Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of the Company.

         (b) Incentive Stock Options. Except as otherwise determined by the Committee at the time of grant, if the Participant's employment with the Company is terminated for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the three months after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Non Qualified Stock Option, and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 9(a) of the Plan, provided that in the event that employment is terminated because of death or the Participant dies in such three month period, the option will continue to be an Incentive Stock Option to the extent provided by Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         (c) Stock Awards and Performance Awards. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock and Performance Awards still subject to restriction shall be forfeited by the Participant and reacquired by the Company at the price (if any) paid by the Participant for such Restricted Stock and Performance Awards, provided that in the event of a Participant's retirement, permanent and total disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

         (d) Termination for Cause. Notwithstanding the other provisions hereof, a Stock Incentive granted to a Participant shall expire and the Participant shall thereupon forfeit all rights thereunder if the Participant is terminated for cause due to the misconduct of the Participant. The Committee shall, in its sole discretion, determine whether a termination was for cause due to misconduct.

10.      ADJUSTMENT PROVISIONS

         In the event of a reorganization of the Company, equitable adjustments shall be made by the Committee in the Plan and in outstanding Stock Incentives. Without limiting the foregoing, the Committee may authorize payments of cash or other consideration with respect to outstanding Stock Incentives or it may otherwise adjust the terms of the Stock Incentive with respect to: (a) performance goals, (b) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives in the aggregate or to any individual, (c) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (d) the purchase price to be paid per share under outstanding Options, and (e) the price to be paid per share by the Company or a subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or an Affiliate to reacquire such shares or other securities. For this purpose, a "reorganization" shall be deemed to have occurred in the event:

                  (i) any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected;

                  (ii) the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or the acquisition by another corporation of Common Stock or of all or part of the assets of the Company, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of another corporation;

                  (iii) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

                  (iv) any distribution other than an ordinary cash dividend is made to the holders of Common Stock.

         In the event of any other change in the capital structure or in the capital stock of the Company, the

Committee shall be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan in the aggregate or to any individual and any adjustments and/or modifications to outstanding Stock Incentives as it deems appropriate.

         The Committee may also unilaterally amend outstanding Stock Incentives to remove restrictions or otherwise change the terms of outstanding Stock Incentives to permit such incentives to be substituted for comparable incentives to be provided by any entity which assumes the obligations with respect to such outstanding Stock Incentives upon terms and conditions approved by the Board of Directors or Stockholders.

         The action of the Committee in approving any adjustment or change contemplated by this Section 10 shall be conclusively deemed to be equitable, appropriate, fair and/or comparable and shall be binding on all persons holding rights under the Plan.

11.      CHANGE IN CONTROL.

Unless the Committee shall otherwise provide in the Award Agreement relating to a Stock Incentive granted under the Plan, upon the occurrence of a Change in
Control:

         (a) In the case of Stock Options and Stock Appreciation Rights granted under the Plan (i) each outstanding option or right that is not then fully Exercisable shall automatically become fully exercisable until the termination of the option exercise period of the option or right, as modified by subsection
(ii) that follows, and (ii) in the event the Participant's employment is terminated within two years after a Change in Control, his or her outstanding options or rights at that date of termination shall be immediately exercisable for a period of three months following such termination, provided, however, that, to the extent the option or right by its terms otherwise permits a longer option exercise period after such termination, such longer period shall govern, and provided further that in no event shall such option or right be exercisable more than ten years after the date of grant.

         (b) Any restrictions and provisions for forfeiture on all outstanding Stock Awards shall automatically expire and immediately lapse and all such awards shall be immediately and fully vested;

         (c) Each Grantee of a Performance Award for an Award Period that has not been completed at the time of the Change in Control shall be deemed to have earned a minimum Performance Award equal to the product of (i) such Participant's maximum award opportunity for such Performance Award, and (ii) a fraction, the numerator of which is the number of full and partial months that have elapsed since the beginning of such Award Period to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Award Period.

12.      TERM.

         (a) Effective Date. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented, and entitled to vote at a meeting duly held in accordance with applicable law.

         (b) Expiration Date. No Stock Incentives shall be granted under the Plan after April 16, 2009. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Stock Incentive granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Stock Incentive shall, continue after the authority for grant of new Stock Incentives hereunder has been exhausted.

13.      ADMINISTRATION.

         (a) Committee. The Plan shall be administered by the Committee which shall consist of not less than three directors of the Company designated by the Board of Directors; provided, however, that no director shall be designated as or continue to be a member of the Committee unless he shall at the time of designation and throughout his service be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule or statute at the time in effect) and be an "outside director" for purposes of Section 162(m) of the Code. Any member of the Committee shall automatically cease to be a member of the Committee at such time as such person ceases to qualify as a "non-employee" or "outside" director as so defined and any vote cast by such person while so disqualified to act shall be deemed a nullity and shall not adversely affect any vote cast or action taken pursuant to the affirmative votes of a majority of the remaining members of the Committee who at such time were not so disqualified.

         (b) Delegation by the Board. The Board of Directors by adoption of the Plan delegates to the Committee all of its authority under the Plan, including the authority to award Stock Incentives, but excluding the authority to amend or discontinue the Plan.

         (c) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Stock Incentives to be granted to an eligible employee; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Stock Incentives; (iv) determine the terms and conditions of any Stock Incentive; (v) determine whether, to what extent, and under what circumstances Stock Incentives may be settled or exercised in cash, shares of Common Stock, other securities, other Stock Incentives or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Stock Incentives, other property, and other amount payable with respect to a Stock Incentive shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Stock Incentive made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (d) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Stock Incentive shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Stock Incentive, any stockholder and any employee.

         (e) Liability of Committee Members. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

         (f) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Stock Incentives to, or to cancel, modify or waive rights with respect to, or to alter discontinue, suspend, or terminate Stock Incentives held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

14.      GENERAL PROVISIONS.

         (a) No Rights to Employment. Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or shall affect the right of the Company or of an Affiliate to terminate the employment of any Participant with or without cause.

         (b) Share Issuance Subject to Compliance with Applicable Law. No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless the Company is satisfied that there has been compliance with all legal requirements applicable to the issuance or transfer of such shares. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

         (c) No Rights as Stockholder. Subject to the provisions of the applicable Stock Incentive, no Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

         (d) Grants of Stock Incentives to Future Employees. The Company or Affiliate may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be at the time of grant a Key Employee, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment, which date shall for the purpose of the Plan be the date of grant.

         (e) Implementation of Stock Incentives by Affiliates. In the case of a grant of a Stock Incentive to any employee of an Affiliate, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares to the employee in accordance with the terms of the Stock Incentive. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Affiliate and shall be deemed granted on the date it is approved by the Committee or on such later date as the Committee shall specify.

         (f) Withholding and Payment of Taxes. The Company or an Affiliate may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or Affiliate determines it is permitted or required to withhold in connection with any Stock Incentive. Such provisions may include a requirement that all or part of the amount of such taxes be paid to the Company or Affiliate, in cash, at the time of settlement. Such provisions may also permit the payment of such taxes through the withholding of shares of Common Stock to be issued under a Stock Incentive or the delivery of shares of Mature Stock owned by the Participant or other Common Stock which was obtained by the Participant on the open market. The amount of tax which may be paid by a Participant through share withholding or the delivery of shares will not exceed the Company's minimum statutory withholding amount, based on the Company's minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable income resulting from the Stock Incentive.

         (g) Non-transferability. Except with the Committee's prior approval,
(i) no Stock Incentive and no rights under a Stock Incentive or under the Plan, contingent or otherwise, shall, by operation of law or otherwise, be transferable or assignable or subject to any encumbrance, pledge, hypothecation or charge of any nature, or to execution, attachment or other legal process, except that, in the event of the death of the holder of a Stock Incentive, the holder's rights under the Stock Incentive may pass, as provided by law, to the legal representatives of the holder, and such legal representatives may transfer any rights in respect of such Stock Incentive to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Incentive, or in the case of intestacy, under the applicable laws relating to intestacy, and (ii) during the life of a holder of a Stock Incentive, the Stock Incentive shall be exercisable only by such holder.

         (h) Other Compensation. Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, profit-sharing, insurance, stock purchase, incentive compensation or bonus plan.

         (i) Place of Administration. The place of administration of the Plan shall conclusively be deemed to be within the State of Missouri and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by and be determined exclusively and solely in accordance with, the laws of the State of Missouri. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, must be commenced, shall be governed by the laws of the

State of Missouri, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

         (j) Substitute Options. Stock Incentives may be granted under the Plan from time to time in substitution for stock incentives held by employees of other corporations who are about to become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or an Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock incentives in substitution for which they are granted.

15.      AMENDMENT OR DISCONTINUANCE OF PLAN.

         (a) Amendment. The Plan may be amended by the Board of Directors at any time, provided that without the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented, and entitled to vote at a meeting duly held in accordance with applicable law, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in
Section 4, (ii) amends the provisions of paragraph (a) of Section 13 with respect to eligibility and disinterest of members of the Committee, (iii) permits any person who does not meet the eligibility requirements of the Plan to be granted a Stock Incentive, (iv) amends the provisions of Sections 5, 6, 7 or 8 to permit shares to be valued or to be optioned at less than 100% of Fair Market Value or to change the business criteria in Section 8 upon which Performance Awards are based, (v) amends Section 12 to extend the term of the Plan, or (vi) amends this Section 15.

         (b) Discontinuance. The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue the Plan.

         (c) Consents. No amendment or discontinuance of the Plan by the Board of Directors or the stockholders of the Company shall adversely affect, without the consent of the holder thereof, any Stock Incentive theretofore granted.

                                    EXHIBIT B
                  2002 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                          BUTLER MANUFACTURING COMPANY

                             2002 STOCK OPTION PLAN
                              FOR OUTSIDE DIRECTORS


1.       Name; Purposes; Definitions.

         The name of this plan is the Butler Manufacturing Company 2002 Stock Option Plan for Outside Directors (the "Plan").

         The purposes of the Plan are to promote the long-term success of the Company by providing incentives that will enhance the Company's ability to attract highly qualified persons to serve as directors of the Company and by enhancing the long-term mutuality of interests between the Outside Directors of the Company and the stockholders of the Company.

         For purposes of this Plan, the following terms shall be defined as set forth below:

         (a)      "Board" means the Company's Board of Directors.

         (b)      "Change in Control" means:

                  (1) The acquisition (other than from the Company) by any person, entity or "group," within the meaning of
                           Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (2) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (3) Approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

                  The effective date of a Change in Control for purposes of the Plan shall be the date any of the events enumerated in clauses
                  (1) through (3) above actually occur.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         (d) "Committee" means the Compensation and Benefits Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan pursuant to Section 2.

         (e) "Company" shall mean Butler Manufacturing Company, a corporation organized under the laws of the State of Delaware (or any successor corporation).

         (f) "Effective Date" shall mean the date the plan is approved by the stockholders of the Company.

         (g) "Fair Market Value" of a share of Common Stock on the date as of which fair market value is to be determined shall be: (a) if the Common Stock is reported on the NASDAQ National Market System of the National Association of Securities Dealers, Inc., the last reported sales price of a share of Common Stock as reported by NASDAQ; or (b) if the Common Stock is listed on an established securities exchange or exchanges, the highest reported closing price of a share of Common Stock on such exchange or exchanges.

         (h) "Mature Stock" shall mean Stock which was obtained through the exercise of an option under this Plan or any other plan of the Company and which has been held continuously by an Optionee for six months or more.

         (i) "Nonqualified Stock Option" means any Stock Option that by its terms is designated as not being an "incentive stock option" within the meaning Section 422 of the Code.

         (j)      "Optionee" means the recipient of a Stock Option.

         (k) "Outside Director" means a director of the Company who is not an employee of the Company or any of its subsidiaries.

         (l) "Stock" means the Company's presently authorized Common Stock, no par value, except as this definition may be modified pursuant to Section 3 hereunder.

         (m) "Stock Option" means any nonqualified option to purchase shares of Stock granted pursuant to Section 5.

2.       Administration.

         The Plan shall be administered by a Committee of not less than two Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. Until otherwise specified by the Board, the Plan shall be administered by the Compensation and Benefits Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee shall be exercised by the Board.

         The Committee shall have no discretion as to the Directors to whom stock options are granted, the timing of such grants, the number of shares subject to any Stock Option, the exercise price of any Stock Option, the periods during which any Stock Option may be exercised or the term of any Stock Option, which matters shall be determined as herein provided.

3.       Stock Subject to Plan.

         (a) The total number of shares of Stock reserved and available for issuance under the Plan is 40,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         (b) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the number of options to be granted automatically to Outside Directors of the Company,
(iii) the limits on the number of options that may be granted to each Outside Director under the plan and (iv) the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Board, provided that the number of shares subject to any award shall always be a whole number.

          (c) If any shares of Common Stock subject to a Stock Option shall not be issued or transferred or shall cease to be issuable or transferable under such Stock Option, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this Section 3 and may again be made subject to Stock Options; and, only the net additional shares issued upon the exercise of a stock option through the delivery of shares of Common Stock in payment of the exercise price shall be counted against the number of shares which are to be authorized for issuance under Section 3(a).

4.       Eligibility.

         Each member of the Board who is an Outside Director shall receive Nonqualified Stock Options in accordance with the provisions of Section 5.

5.     Stock Options.

         (a) On the first business day after the Annual Meeting of Stockholders of the Company to be held on April 16, 2002, each non-employee member of the Board then in office shall be granted a Nonqualified Stock Option to purchase 4,000 shares of Stock.

         (b) On the first business day after initial election or appointment to the Board after April 16, 2002, each new non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase 4,000 shares of Stock.

         (c) Stock Options granted under the Plan shall be subject to the following terms and conditions:

                  (1) The exercise price per share of Stock purchasable under such Stock Options shall be 100% of the Fair Market Value of the Stock on the date of grant.

                  (2) Each Stock Option shall be exercisable on the 184th day following the date of grant by written notice to the Company of the election to exercise and of the number of shares elected to be purchased in such form as the Committee has prescribed or approved, together with payment in full of the purchase price in cash, personal check, wire transfer, certified or cashier's check, or delivery of Stock certificates for Mature Stock or other Stock which was obtained on the open market, endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange.

                  (3) Except as otherwise provided in this Agreement, if an Optionee resigns or does not stand for election (prior to retirement from the Board of Directors upon reaching age 70) or is removed from his or her position as a Director or is not re-elected to his or her position as a Director, any unexercised portion of the Stock Option granted to him or her under the terms of the Plan shall terminate ninety (90) days following the date of such resignation, removal or end of the term of such position. If an Optionee dies while a Director, any unexercised portion of any Stock Option granted to him or her under the terms of the Plan shall terminate one year from the date of death. If an Optionee retires or does not stand for re-election due to retirement from the Board of Directors upon reaching age 70, any unexercised portion of any Stock Option granted to him or her under the terms of the Plan shall terminate three years from the date of the end of his or her term. It is understood, however, that such right to exercise any outstanding Options during any period following a terminating event shall only exist to the extent such Options were exercisable immediately preceding the terminating event.

                  (4) Each Stock Option shall cease to be exercisable on the date that is ten years following the date of grant.

                  (5) The Plan provides for only a single grant to each non-employee member of the Board eligible to participate. Accordingly, the aggregate number of shares of Stock that may be granted to any non-employee member of the Board pursuant to the Plan may not exceed 4,000 shares.

                  (6) Except as otherwise provided in the option agreement, Options shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

                  (7) Any withholding taxes required to be paid to the Company in connection with the exercise of any portion shall be paid in cash.

         (d) Each Optionee shall enter into a stock option agreement (each, a "Stock Option Agreement") with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder, which provisions shall not be inconsistent with the terms set forth herein.

6.       Change in Control.

         Immediately upon the occurrence of a Change in Control (a) each outstanding Stock Option that is not then fully exercisable shall automatically become exercisable until the termination of the exercise period of the Stock Option, and (b) in the event an Optionee is removed from his or her position as a member of the Board or is not re-elected to his or her position as a member of the Board within two years after a Change in Control, any unexercised portion of the Stock Option granted to him or her under the Plan shall automatically become exercisable for a period of ninety (90) days following such removal or non-election, provided, however, that to the extent the Stock Option by its terms permits a longer exercise period after such removal or non-election, such longer period shall govern, and provided further that in no event shall such Stock Option be exercisable more than ten years after the date of grant.

7.       Amendment and Termination.

          The Board may amend, alter, modify or discontinue the Plan at any time, provided that the Board may not amend or alter the provisions of the Plan without the approval of the stockholders if the amendment would materially increase the number of securities that may be issued under the Plan.

8.       Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a recipient by the Company, nothing contained herein shall give any such recipient any rights that are greater than those of a general creditor of the Company.

9.       General Provisions.

         (a) If necessary to effect compliance with applicable securities laws, each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof.

         (b) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and a legend or legends may be put on any such certificates to make appropriate reference to any required restriction on transfer.

         (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on such Board.

         (d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect to any such action, determination or interpretation.

10.      Term of Plan.

         No stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                                 [BUTLER LOGO]
                                INSTRUCTION CARD

INSTRUCTIONS TO:    UMB Bank, N.A., Trustee of the Butler Manufacturing Company
                    Individual Retirement Asset Account (IRAA) and Fidelity
                    Management Trust Company, Trustee of the Butler Employee
                    Savings Trust (BEST), Galesburg Hourly Employee Savings
                    Trust (GHEST), Birmingham Hourly Employee Savings Trust
                    (BHEST), and Warwick Hourly Employees Savings Trust (WHEST) for voting at the Annual Meeting of Stockholders of Butler
                    Manufacturing Company on April 16, 2002.

Please vote the shares held by you for my IRAA stock account and/or Butler Common Stock Fund as specified below.

1.     Election of three Class A Directors - Nominees:    GARY M. CHRISTENSEN;
                                                          C. L. WILLIAM HAW;
                                                          JOHN J. HOLLAND

       [ ]   FOR all Nominees.        [ ] AUTHORITY WITHHELD from all Nominees.

       [ ]   FOR all Nominees, except vote withheld for the
             following Nominee(s):
                                  ----------------------------------------------

2.     Proposal No. 2 - Stock Incentive Plan of 2002
           [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

3.     Proposal No. 3 - 2002 Stock Option Plan for Outside Directors
           [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

4. In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Director Nominees and FOR Proposals 2 and 3.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD












                  (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 2001 and its Proxy Statement. IF THE INSTRUCTION CARD IS NOT RETURNED OR IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES CREDITED IN THE IRAA STOCK ACCOUNT AND/OR THE BEST, GHEST, BHEST, OR WHEST BUTLER COMMON STOCK FUND WILL BE VOTED ON EACH BALLOT ITEM IN THE SAME PROPORTION AS THE TRUSTEE HAS BEEN INSTRUCTED TO VOTE BY PARTICIPANTS GIVING VALID INSTRUCTIONS.



                                             -----------------------------------
                                                   Participant's Signature


                                             -----------------------------------
                                                           Date

                                             (Please complete, date and sign
                                             exactly as your name appears.
                                             RETURN CARD PROMPTLY IN
                                             ACCOMPANYING ENVELOPE.)

                                 [BUTLER LOGO]

                           BUTLER MANUFACTURING COMPANY                    PROXY
                P.O. BOX 419917, KANSAS CITY, MISSOURI 64141-6917
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints C. L. William Haw, John J. Holland and Ronald E. Rutledge, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified below, all of the shares of common stock of Butler Manufacturing Company, held by the undersigned at the Annual Meeting of Stockholders to be held on April 16, 2002 or at any adjournment thereof.


1.     Election of three Class A Directors - Nominees:    GARY M. CHRISTENSEN;
                                                          C. L. WILLIAM HAW;
                                                          JOHN J. HOLLAND

       [ ]   FOR all Nominees.        [ ] AUTHORITY WITHHELD from all Nominees.

       [ ]   FOR all Nominees, except vote withheld for the
             following Nominee(s):
                                  ----------------------------------------------

2.     Proposal No. 2 - Stock Incentive Plan of 2002
           [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

3.     Proposal No. 3 - 2002 Stock Option Plan for Outside Directors
           [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

4. In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Director Nominees and FOR Proposals 2 and 3.


             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD




                  (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 2001 and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES AND ALL PROPOSALS.



                                             -----------------------------------
                                                   Stockholder's Signature


                                             -----------------------------------
                                                   Stockholder's Signature


                                             Dated
                                                  ------------------------------

                                             (Please sign exactly as your
                                             name(s) appear. All joint owners
                                             must sign; executors, trustees,
                                             custodians, etc. should indicate
                                             the capacity in which they are
                                             signing.) PLEASE RETURN THE PROXY
                                             PROMPTLY IN THE ACCOMPANYING
                                             ENVELOPE.